UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 19, 2017

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 19, 2017, RealNetworks, Inc. held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). According to the inspector of election, shareholders present in person or by proxy, representing 35,822,575 shares, or 96.29%, of RealNetworks' common stock, voted on each proposal presented as follows:

Proposal 1 - Election of Directors.     The shareholders elected two Class 2 directors of RealNetworks, to hold office for a three-year term, or until his or her successor has been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors). Shareholders voted as follows:

Nominee	For	Withheld	Broker Non-Votes
Janice Roberts	30,583,157	2,846,047	2,393,371
Michael B. Slade	30,579,356	2,849,848	2,393,371

Proposal 2 - Advisory Vote on the Compensation of Named Executive Officers. The shareholders approved, on an advisory basis, the compensation of RealNetworks’ named executive officers as disclosed in its proxy statement. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
32,633,379	789,298	6,527	2,393,371

Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers. The shareholders approved, on an advisory basis, every “1 year,” or annually, as the frequency of future advisory votes on the compensation of RealNetworks’ named executive officers. Shareholders voted as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
29,974,765	7,835	3,441,654	4,950	2,393,371

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of KPMG LLP as RealNetworks’ independent registered public accounting firm for the year ending December 31, 2017. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
35,776,340	23,159	23,076	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: September 21, 2017